IMMEDIATELY
-----------

Media:                                                Investors:
------                                                ----------
R. Jeep Bryant, MD                                    Joseph F. Murphy, MD
(212) 635-1569                                        (212) 635-7740
                                                      Gregg A. Scheuing, VP
                                                      (212) 635-1578


               THE BANK OF NEW YORK COMPANY, INC. REPORTS
          FOURTH QUARTER EPS OF 45 CENTS, UP 13% OVER LAST YEAR;
                   YEAR 2004 EPS OF $1.85, UP 22%;
          SEQUENTIAL QUARTER SECURITIES SERVICING REVENUE UP 8%

NEW YORK, N.Y., January 19, 2005 -- The Bank of New York Company, Inc. (NYSE:
BK) reports fourth quarter net income of $351 million and diluted earnings per share of 45 cents, compared with net income of $354 million and diluted earnings per share of 46 cents in the third quarter of 2004, and net income of $307 million and diluted earnings per share of 40 cents in the fourth quarter of 2003. Full year net income for 2004 was $1,440 million, or $1.85 diluted earnings per share, compared to $1,157 million, or $1.52 diluted earnings per share in 2003. A charge related to a reserve for the cost of the anticipated settlement of the RW Professional Leasing Services Corp. matter ("RW Matter"), as well as certain items detailed in "Other Fourth Quarter Developments" reduced EPS by 3 cents for the fourth quarter and full year 2004. Fourth quarter and full year 2003 results included merger and integration costs associated with the Pershing acquisition of 4 cents and 8 cents per share while the full year also included 7 cents per share related to the GMAC settlement.
     Fourth quarter highlights include strong performance in securities servicing fees and foreign exchange and other trading revenues. Securities servicing fees increased 8% sequentially in the fourth quarter to $742 million, reflecting more active equity markets and the conversion of new business wins. Execution and clearing services revenues increased 15% sequentially, reflecting a strong rebound in equity market volumes from the weak third quarter. Issuer services fees increased 6% relative to the third quarter to $149 million, reflecting strong results in depositary receipts, and modest growth in corporate trust. Investor services fees were up 5% sequentially, reflecting higher global funds services fees driven by new business wins. Foreign exchange and other trading revenues increased 34% sequentially, reflecting higher levels of client activity and an increase in volatility.
     For the full year, the growth in earnings was paced by securities servicing growth of 19% (8% adjusted for full year impact of Pershing), core net interest income growth of 6%, strong credit performance, and higher than expected securities gains. Performance was strong across nearly all the Company's securities servicing businesses. Both investor and issuer services increased by 11%. The growth in investor services was driven largely by new business wins and improvements year-over-year in asset values and volumes. Issuer services benefited from increased cross-border activity in depositary receipts and improving market share in global products within corporate trust. Broker-dealer services was up 19% primarily due to strong growth in collateral management. In addition, private client services and asset management fees were up 17%, primarily due to exceptional growth at the Company fund of funds manager, Ivy Asset Management ("Ivy").
     This strength in revenue was partially offset by upward pressure on the Company's expense base. Higher option and pension expenses, business continuity spending, costs associated with legal and regulatory matters, and costs associated with converting new business opportunities in investor services all contributed to higher expense levels.

     Chairman and Chief Executive Officer Thomas A. Renyi stated, "Our securities servicing and fiduciary businesses responded well to the better market environment this quarter, which improved considerably following the November elections. In particular, our equity-linked and foreign exchange businesses benefited from a significant rebound in market volumes and increased cross-border flows and volatility. Net interest income continues to benefit from a well positioned balance sheet and the credit environment remains highly favorable.
     "We did experience a noticeable uptick in expenses as we recognized costs associated with the conversion of new outsourcing wins, hiring of customer service personnel in some of our faster growing businesses, higher incentive compensation in light of the sharp rebound in performance in the last two months of the quarter as well as continuing high costs associated with responding to regulatory inquiries.
     "On balance, I am quite encouraged by our top line growth this quarter which gives evidence to the positive effect an improving investment environment has on our business model. We look forward to 2005 which should offer a stronger operating environment and the revenue momentum it brings along. Our challenge in the new year is to contain the more significant cost pressures we face in order to bring more of our revenue growth to the bottom line."

SECURITIES SERVICING FEES
                                       4th      3rd      4th
                                     Quarter  Quarter  Quarter   Year-to-date
                                     -------  -------  -------  --------------
(In millions)                          2004     2004     2003    2004    2003
                                     -------  -------  -------  ------  ------
Execution and Clearing
 Services                            $   302  $   262  $   290  $1,146  $  885

Investor Services                        239      228      210     921     830

Issuer Services                          149      141      136     582     522

Broker-Dealer Services                    52       54       48     209     175
                                     -------  -------  -------  ------  ------
Securities Servicing Fees            $   742  $   685  $   684  $2,858  $2,412
                                     =======  =======  =======  ======  ======

     Securities servicing fees were $742 million in the fourth quarter, an increase of $57 million, or 8%, from the third quarter of 2004 and $58 million, or 8%, from a year ago. For the full year of 2004, securities servicing fees were $2,858 million, an increase of $446 million from $2,412 million in 2003, principally due to the full year impact of the Pershing acquisition and good organic growth in the remaining business segments.
     Execution and clearing services fees increased $40 million sequentially, or 15%, in the fourth quarter, and were up 4% from the fourth quarter of 2003. The execution business benefited sequentially from increased client activity as well as strong growth in transition management. Pershing's correspondent clearing business benefited sequentially from higher retail activity which increased billable trades. The increase relative to the fourth quarter of 2003 reflects organic growth in both the execution business and Pershing.
     Investor services fees were up $11 million, or 5%, over the third quarter, and $29 million, or 14%, from the fourth quarter of 2003. Both sequential and prior year results reflect higher global funds services fees driven by new business wins and a moderate increase in securities lending fees. As of December 31, 2004, assets under custody rose to $9.7 trillion, from $8.9 trillion at September 30, 2004 and $8.3 trillion at December 31, 2003.
     Issuer services fees recorded a strong quarter, increasing 6% sequentially and 10% versus the fourth quarter of 2003. The sequential quarter increase reflects strong performance in depositary receipts and modest growth in corporate trust. Depositary receipts benefited primarily from increased cross-border investing, a higher level of corporate actions, and higher dividend activity. Corporate trust activity benefited from continued strength in international issuance and corporate specialty products. The increase versus the fourth quarter of 2003 reflects good organic growth in both corporate trust and depositary receipts.
     Broker-dealer services fees declined from $54 million to $52 million, as a result of a seasonal slowdown in collateral management activity. However, fees were up 8% versus the fourth quarter of 2003 primarily due to new business in collateral management.

OTHER FOURTH QUARTER DEVELOPMENTS

     During the fourth quarter, the Company recorded several gains and charges that in the aggregate reduced reported earnings by 3 cents per share. These items are described in the following table:

(In millions)
                               Income Statement   Pre-Tax           After-Tax
Item                               Caption         Income    Tax      Income
--------------------          -----------------   -------   -----   ---------
SFAS 13 cumulative
 lease adjustment -
 (cross-border                Net Interest
  rail equipment leases)       Income             $    89   $ (37)  $      52

Lease adjustment -            Net Interest
 aircraft leases               Income                 (10)      4          (6)
                              Other Income              3      (1)          2
                                                  -------   -----   ---------
                              Net                      (7)      3          (4)

                              Provision for
                               Credit Losses            7      (3)          4

Charge for
 the RW Matter                Other Expense           (30)      8         (22)

Federal tax reserve
 adjustment related to
 LILO exposure                Income Tax                -     (50)        (50)
                                                  -------   -----   ---------
Total                                             $    59   $ (79)  $     (20)
                                                  =======   =====   =========

     The first item relates to an after-tax benefit of $52 million resulting from a cumulative adjustment to the leasing portfolio, which was triggered under Statement of Financial Accounting Standards No. 13 "Accounting for Leases" ("SFAS 13") by customers committing to exercising their early buy-out ("EBO") options. The Company's leasing portfolio contained a number of large cross-border leveraged leases in which the lessee had an early buy-out option to purchase the leased assets, generally railcars and related assets. Given a confluence of economic factors, the value of the leased equipment currently exceeds the exercise price of the early buy-out option. During the fourth quarter the Company offered financial incentives to these lessees to accelerate the exercise of their early buy-out options. As a result, several lessees agreed to this proposal, triggering the after-tax $52 million gain. The gain results from the recognition of lease income over a shorter time frame, since the term of the lease has been shortened to the early buy-out date.

     In addition, the Company's net investment in aircraft leases was impacted by a $4 million after-tax adjustment related to aircraft leased to two airlines. This adjustment reduced the amount required for the aircraft-related allowance for credit losses. The Company recorded a $7 million reduction in the provision for credit losses which largely reflects release of reserves on the aircraft leases.
     Although there can be no assurance that a settlement will be reached, in the fourth quarter of 2004, the Company recorded an after-tax expense of $22 million in connection with the cost of the anticipated settlement of the RW Matter. This expense is only partially tax deductible.
     In December of 2004, the Company had several appellate conferences with the IRS related to the Company's cross-border leveraged lease transactions. Based on these conferences, the Company believes it may be possible to settle the proposed IRS tax adjustments related to the portfolio. However, negotiations are continuing and the matter may still be litigated. Based on a revision to the probabilities and costs assigned to litigation and settlement outcomes, the Company recorded an increased fourth quarter tax expense of $50 million associated with increasing the tax reserve on these transactions.

NONINTEREST INCOME

                                       4th      3rd      4th
                                     Quarter  Quarter  Quarter   Year-to-date
                                     -------  -------  -------  --------------
(In millions)                          2004     2004     2003    2004    2003
                                     -------  -------  -------  ------  ------
Servicing Fees
  Securities                         $   742  $   685  $   684  $2,858  $2,412
  Global Payment Services                 71       84       76     317     314
                                     -------  -------  -------  ------  ------
                                         813      769      760   3,175   2,726
Private Client Services
 and Asset Management Fees               115      113      103     448     384
Service Charges and Fees                  98       98       97     385     375
Foreign Exchange and
 Other Trading Activities                 90       67       81     364     327
Securities Gains                          18       14        9      78      35
Other                                     52       49       52     241     159
                                     -------  -------  -------  ------  ------
Total Noninterest Income             $ 1,186  $ 1,110  $ 1,102  $4,691  $4,006
                                     =======  =======  =======  ======  ======

     Total noninterest income for the fourth quarter of 2004 was $1,186 million, an increase of 7% sequentially and 8% from a year ago, reflecting stronger performance in securities servicing and foreign exchange and other trading versus both prior periods as well as higher fees in asset management versus the prior year. Noninterest income for the year ended December 31, 2004 was $4,691 million, an increase of 17% over the comparable 2003 period. The year 2004 result reflects the full year impact of the Pershing acquisition, the $48 million pre-tax gain on the sale of a portion of the Company's investment in Wing Hang Bank Limited and the $19 million gain on four sponsor fund investments recorded in 2004.
     Global payment services fees decreased $13 million, or 15%, compared with the third quarter of 2004 and decreased $5 million, or 7%, from the fourth quarter of 2003. The sequential decline reflects a shift by clients to using compensating balances to pay for services given the increased value of deposits in a rising interest rate environment. The decline versus the fourth quarter of 2003 reflects higher compensating balances partially offset by new business. Global payment services increased by 1% on a year-to-date basis over 2003.
     Private client services and asset management fees for the fourth quarter were up 2% from the prior quarter and 12% from the fourth quarter of 2003.
The sequential quarter increase reflects continued growth at Ivy Asset Management and higher fees in private client services. The increase from the fourth quarter of 2003 reflects the same factors involved in the sequential quarter increase as well as higher equity price levels. For the full year 2004, private client and asset management fees increased by $64 million, or 17%, to $448 million. Total assets under management were $102 billion at December 31, 2004, up from $97 billion at September 30, 2004 and $89 billion a year ago.
     Service charges and fees remained flat from the third quarter of 2004 and increased 1% from the fourth quarter of 2003. Service charges and fees on a full year basis were up 3% over 2003, reflecting higher syndication and advisory fees.
     Foreign exchange and other trading revenues increased $23 million, or 34%, sequentially and $9 million, or 11%, from the fourth quarter of 2003.
The strong sequential performance this quarter reflects renewed interest in cross-border investing and increased volatility in foreign exchange. For the full year 2004, foreign exchange and other trading activities were up 11% over the year ended December 31, 2003.
     Securities gains in the fourth quarter were $18 million, compared with $14 million in the third quarter of 2004 and $9 million in the fourth quarter of 2003. For the year ended December 31, 2004, securities gains were $78 million, up $43 million from the year ended December 31, 2003, primarily reflecting improvement in the private equity portfolio including $19 million of realized gains on four sponsor fund investments in the first quarter of 2004.
     Other noninterest income was $52 million, compared with $49 million in the prior quarter and $52 million in the fourth quarter of 2003. For the full year 2004, other noninterest income was $241 million, an increase of $82 million from $159 million for the full year 2003, primarily reflecting the gain on the sale of a portion of the Company's investment in Wing Hang Bank Limited.

NET INTEREST INCOME

                        4th       4th       3rd       4th
                      Quarter   Quarter   Quarter   Quarter           Year-to-date
(Dollars in millions) --------  -------  --------  --------  --------------------------
                      Reported   Core**  Reported  Reported  Reported  Core**  Reported
                      --------  -------  --------  --------  --------  ------  --------
                        2004      2004     2004      2003      2004     2004      2003
                      --------  -------  --------  --------  --------  ------  --------
Net Interest Income   $    527  $   448  $    428  $    418  $  1,645  $1,711  $  1,609
Tax Equivalent
  Adjustment*                9        9         8         8        30      30        35
                      --------  -------  --------  --------  --------  ------  --------
Net Interest Income
  on a Tax
  Equivalent Basis    $    536  $   457  $    436  $    426  $  1,675  $1,741  $  1,644
                      ========  =======  ========  ========  ========  ======  ========
Net Interest Rate
  Spread                  2.26%    1.87%     1.88%     1.92%     1.78%   1.86%     1.97%
Net Yield on Interest
  Earning Assets          2.64     2.25      2.18      2.16      2.07    2.15      2.22

* See Note (1)
** Excludes SFAS 13 adjustments

     Net interest income on a taxable equivalent basis was $536 million in the fourth quarter of 2004, which reflects a net interest rate spread of 2.26% and a net yield on interest earning assets of 2.64%. Excluding the impact of the SFAS 13 leasing adjustments on the leveraged lease portfolio, net interest income on a taxable equivalent basis was up on a sequential quarter basis to $457 million, compared with $436 million in the third quarter of 2004 and $426 million in the fourth quarter of 2003. On the same basis, the net interest income rate spread was 1.87% in the fourth quarter of 2004, compared with 1.88% in the third quarter of 2004, and 1.92% in the fourth quarter of 2003 while the net yield on interest earning assets was 2.25% in the fourth quarter of 2004, compared with 2.18% in the third quarter of 2004 and 2.16% in the fourth quarter of 2003.
     The increase in core net interest income from the third quarter of 2004 is primarily due to the higher value of interest free deposits given the rise in short term rates and an increase in liquid assets. The increase in liquid assets resulted from higher deposit levels reflecting a shift by clients to using compensating balances to pay for services as well as higher activity levels in securities servicing. The increase in core net interest income from the fourth quarter of 2003 reflects the same factors affecting the sequential quarter impact.
     For the full year 2004, reported net interest income on a taxable equivalent basis was $1,675 million, which reflects a net interest rate spread of 1.78% and a net yield on interest earning assets of 2.07%. Excluding the SFAS 13 leasing adjustments on the leveraged lease portfolio, net interest income was $1,741 million compared with $1,644 million for the full year 2003, reflecting the full year impact of the Pershing acquisition and the benefit of rising rates. The core year-to-date net interest income spread was 1.86% in 2004 compared with 1.97% in 2003, while the net yield on interest earning assets was 2.15% in 2004 and 2.22% in 2003.

NONINTEREST EXPENSE AND INCOME TAXES
                                      4th      3rd      4th
                                    Quarter  Quarter  Quarter   Year-to-date
                                    -------  -------  -------  --------------
(In millions)                         2004     2004     2003    2004    2003
                                    -------  -------  -------  ------  ------
Salaries and Employee Benefits      $   617  $   564  $   548  $2,324  $2,002
Net Occupancy                            75       77       70     305     261
Furniture and Equipment                  51       51       49     204     185
Clearing                                 45       39       44     176     154
Sub-custodian Expenses                   22       21       21      87      74
Software                                 43       52       46     193     170
Communications                           23       22       24      93      92
Amortization of Intangibles               9        9        7      34      25
Merger and Integration Costs              -        -       48       -      96
Other                                   212      164      159     706     639
                                    -------  -------  -------  ------  ------
Total Noninterest Expense           $ 1,097  $   999  $ 1,016  $4,122  $3,698
                                    =======  =======  =======  ======  ======

     Noninterest expense for the fourth quarter of 2004 was $1,097 million, compared with $999 million in the prior quarter and $1,016 million in the fourth quarter of 2003. The sequential increase principally reflects higher variable costs associated with revenue growth and higher staffing costs. Fourth quarter of 2004 also included $30 million of expenses associated with the RW Matter while the fourth quarter of 2003 results included $48 million of merger and integration costs related to the Pershing acquisition.
     Salaries and employee benefits expense for the fourth quarter was up 9% to $617 million on a sequential quarter basis, reflecting higher costs associated with new business conversions, increased staffing in key growth areas, and higher compensation tied to performance.
     Clearing expenses were up 15% sequentially reflecting higher levels of business activity. Other expenses increased by $48 million sequentially including $30 million of expenses associated with the RW Matter and an additional $18 million primarily related to higher costs for legal, consulting, and employment agencies tied to hiring as well as an increase in travel expenses.
     For the year ended December 31, 2004, noninterest expense was $4,122 million in 2004, up 11% compared to $3,698 million in 2003. Noninterest expense in 2004 includes lease termination and severance costs of $18 million recognized in the first quarter and expenses associated with the RW Matter of $30 million recognized in the fourth quarter. In 2003, merger and integration costs related to the Pershing acquisition and the GMAC settlement costs aggregated $174 million. Noninterest expense for the full year 2004 also reflects the full year impact of the Pershing acquisition, higher stock option expense, a lower pension credit, the upfront expenses associated with the implementation of cost reduction initiatives, higher volume related sub-custodian and clearing expenses and higher technology and business continuity spending.
     The effective tax rate for the fourth quarter of 2004 was 43.7%, compared to 34.3% in the third quarter of 2004 and 34.6% in the fourth quarter of 2003. The effective tax rate for the year ended December 31, 2004 was 34.5%, compared with 34.3% for the year ended December 31, 2003. For the quarter and full year 2004, the increase in the effective tax rate reflects the net of the increase in the tax reserve related to LILO exposures and the impact of the SFAS 13 leasing adjustments.

BALANCE SHEET RETURN AND CAPITAL RATIOS

     Total assets were $94.5 billion at December 31, 2004, compared with $93.2 billion at September 30, 2004, and $92.4 billion at December 31, 2003. The increase in assets from September 30, 2004 reflects an increase in client activity during the quarter, which resulted in a higher level of deposits and liquid investments. Total shareholders' equity increased to $9.3 billion at December 31, 2004, compared with $9.1 billion at September 30, 2004, and $8.4 billion at December 31, 2003. The increase in shareholders' equity from the prior quarter reflects the retention of earnings partially offset by a decline in the securities valuation allowance. The major reason for the increase in shareholders' equity from a year ago is the retention of earnings.
     Return on average common equity for the fourth quarter of 2004 was 15.34%, compared with 15.90% in the third quarter of 2004, and 14.81% in the fourth quarter of 2003. Return on average assets for the fourth quarter of 2004 was 1.40%, compared with 1.45% in the third quarter of 2004, and 1.26% in the fourth quarter of 2003. For the year 2004, return on average common equity was 16.37% compared with 15.12% in 2003, while return on average assets was 1.45% compared with 1.27% in 2003.
     The Company's estimated regulatory Tier 1 capital and Total capital ratios were 8.28% and 12.25% at December 31, 2004, compared with 8.09% and 12.09% at September 30, 2004, and 7.44% and 11.49% at December 31, 2003. The
regulatory leverage ratio was 6.41% at December 31, 2004, compared with 6.38% at September 30, 2004, and 5.82% at December 31, 2003. The Company's tangible common equity as a percentage of total assets was 5.57% at December 31, 2004, up from 5.49% at September 30, 2004 reflecting retained earnings partially offset by a decrease in the mark-to-market on the investment portfolio.

CREDIT LOSS PROVISION AND NET CHARGE-OFFS

                                      4th      3rd      4th
                                    Quarter  Quarter  Quarter   Year-to-date
                                    -------  -------  -------  --------------
(In millions)                         2004     2004     2003    2004    2003
                                    -------  -------  -------  ------  ------
Provision                           $    (7) $     -  $    35  $   15  $  155
                                    =======  =======  =======  ======  ======
Net Charge-offs:
  Commercial                        $    (1) $    (4) $   (24) $  (22) $ (109)
  Foreign                                 2       (9)      (7)    (24)    (25)
  Other                                  (8)      (1)      (5)     (9)    (20)
  Consumer                               (5)      (5)     (12)    (28)    (28)
                                    -------  -------  -------  ------  ------
     Total                          $   (12) $   (19) $   (48) $  (83) $ (182)
                                    =======  =======  =======  ======  ======

Other Real Estate Expenses          $     -  $     -  $     -  $    -  $    -

     The Company recorded a $7 million credit to the provision in the fourth quarter of 2004, compared to no provision in the third quarter of 2004 and $35 million in the fourth quarter of 2003. The fourth quarter 2004 provision includes a credit of $7 million primarily due to the reduction in exposure associated with the restructuring of a lease to a bankrupt airline. For the full year 2004, the provision was $15 million compared with $155 million in 2003. The lower provision compared with the 2003 periods reflects the Company's improved asset quality and a stronger credit environment. Nonperforming assets and charge-offs have declined, borrower ratings have improved, and large exposures have been reduced.
     The allowance for credit losses was $736 million at December 31, 2004, $756 million at September 30, 2004, and $804 million at December 31, 2003.
The allowance for credit losses as a percent of non-margin loans were 2.48% at December 31, 2004, compared with 2.42% at September 30, 2004, and 2.72% at December 31, 2003.

                                     December 31,  September 30,   December 31,
(Dollars in millions)                       2004           2004           2003
                                    ------------   ------------   ------------
Margin Loans                        $      6,059   $      5,911   $      5,712
Non-Margin Loans                          29,722         31,208         29,571
Total Loans                               35,781         37,119         35,283
Allowance for Loan Losses                    591            598            668
Allowance for Lending-Related
  Commitments                                145            158            136
Total Allowance for Credit Losses*           736            756            804
Allowance for Loan Losses
  As a Percent of Total Loans               1.65%          1.61%          1.89%
Allowance for Loan Losses
  As a Percent of Non-Margin Loans          1.99           1.92           2.26
Allowance for Credit Losses
  As a Percent of Total Loans               2.06           2.04           2.28
Allowance for Credit Losses As a
  Percent of Non-Margin Loans               2.48           2.42           2.72

* See Note (2)

NONPERFORMING ASSETS

                                                                       Change
                                                                  12/31/04 vs.
(Dollars in millions)                   12/31/04        9/30/04       9/30/04
                                    ------------   ------------   -----------
Loans:
     Commercial                     $        132   $        209   $       (77)
     Foreign                                  28             27             1
     Other                                    53             50             3
                                    ------------   ------------   -----------
  Total Nonperforming Loans                  213            286           (73)
Other Real Estate                              1              1             -
                                    ------------   ------------   -----------
  Total Nonperforming Assets        $        214   $        287   $       (73)
                                    ============   ============   ===========

Nonperforming Assets Ratio                   0.7%           0.9%
Allowance for Loan
   Losses/Nonperforming Loans              277.5          209.0
Allowance for Loan
   Losses/Nonperforming Assets             276.5          208.1
Allowance for Credit
   Losses/Nonperforming Loans              345.6          264.4
Allowance for Credit
   Losses/Nonperforming Assets             344.3          263.3

     Nonperforming assets declined by $73 million, or 25%, during the fourth quarter to $214 million and are down 39% from a year ago. The sequential quarter decrease reflects the sale of $43 million of loans to the operating subsidiaries of a major cable company as well as charge-offs and paydowns of domestic loans. The ratio of the allowance for credit losses to nonperforming assets increased to 344.3% at December 31, 2004, compared with 263.3% at September 30, 2004, and 230.2% at December 31, 2003.

OTHER FULL YEAR 2004 DEVELOPMENTS

     In 2004, the Company recorded several gains and charges that in the aggregate reduced reported earnings by 3 cents per share. These items were recorded in the first and fourth quarters of 2004 and are summarized in the table below. A fuller description of the first quarter items is included in
Note 3.

(In millions)
                      Applicable  Income Statement  Pre-Tax         After-Tax
Item                    Quarter       Caption        Income   Tax    Income
--------------------  ----------  ----------------  -------  -----  ---------

Net Interest Income
-------------------
SFAS 13 cumulative
 lease adjustment-       First    Net Interest
 (leasing portfolio)               Income           $  (145) $ 113  $    (32)

SFAS 13 cumulative
 lease adjustment -
 (cross-border           Fourth   Net Interest
  rail equipment leases)           Income                89    (37)       52

 lease adjustment -      Fourth   Net Interest
 aircraft leases                   Income               (10)     4        (6)
                                                    -------  -----  --------
Subtotal-Net Interest Income                            (66)    80        14

Aircraft leases/other    Fourth   Provision for
                                   Credit Losses          7     (3)        4

Subtotal-Net Interest Income                        -------  -----  --------
  After Provision for Credit Losses                     (59)    77        18

Noninterest Income
------------------

Aircraft leases          Fourth   Other Income            3     (1)        2

Gain on sale of
 Wing Hang                First   Other Income           48    (21)       27

Gain on sponsor           First   Securities
 fund investments                  Gains                 19     (7)       12
                                                    -------  -----  --------
Subtotal-Noninterest Income                              70    (29)       41

Noninterest Expense

Charge for the
 RW Matter               Fourth   Other Expense         (30)     8       (22)

Severance tied to         First   Salaries and
 relocations                       Employee Benefits    (10)     4        (6)

Lease terminations        First   Net Occupancy          (8)     3        (5)
                                                    -------  -----  --------
Subtotal-Noninterest Expense                            (48)    15       (33)

Federal tax reserve
 adjustment related to
 LILO exposure           Fourth   Income Tax              -    (50)      (50)
                                                    -------  -----  --------
Total                                               $   (37) $  13  $    (24)
                                                    =======  =====  ========

ADDITIONAL INFORMATION

     Thomas A. Renyi, chairman and chief executive officer, and Bruce W. Van Saun, senior executive vice president and chief financial officer, will review the quarterly results in a live conference call and audio webcast today at 10:00 am ET. The presentation will be accessible from the Company's website at www.bankofny.com/earnings and also by telephone at (888)790-0319 within the United States or (610)769-3531 internationally. The passcode is "The Bank of New York." A replay of the call will be available through the Company's website and also by telephone at (866) 485-0038 within the United States or
(203)369-1610 internationally.
     The Bank of New York Company, Inc. (NYSE: BK) is a global leader in securities servicing for issuers, investors and financial intermediaries. The Company plays an integral role in the infrastructure of the capital markets, servicing securities in more than 100 markets worldwide. The Company provides quality solutions through leading technology for global corporations, financial institutions, asset managers, governments, non-profit organizations, and individuals. Its principal subsidiary, The Bank of New York, founded in 1784, is the oldest bank in the United States and has a distinguished history of serving clients around the world through its five primary businesses:
Securities Servicing and Global Payment Services, Private Client Services and Asset Management, Corporate Banking, Global Market Services, and Retail Banking. Additional information on the Company is available at www.bankofny.com.



                     ***************************
Notes:
(1) A number of amounts related to net interest income are presented on a "taxable equivalent basis". The Company believes that this presentation provides comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry standards.

(2) The Company adopts new accounting policies as they become accepted as a best practice or required by generally accepted accounting principles. Accordingly, at December 31, 2003, the Company split its allowance for credit losses into an allowance for loan losses and an allowance for lending-related commitments such as unfunded loan commitments and standby letters of credit. This resulted in a decrease in the allowance for loan losses of $136 million and a corresponding increase in other liabilities (which includes the allowance for lending-related commitments). Prior period balance sheets have been restated. Credit expenses related to the allowance for loan losses and the allowance for lending-related commitments are reported in the provision for credit losses in the income statement. To aid in the comparison of the Company's results with other companies that have not yet adopted this practice, the Company provides various credit ratios based both on the allowance for credit losses and the allowance for loan losses.

(3) A description of Other First Quarter Developments follows:

   (a) An after-tax charge of $32 million resulting from a cumulative adjustment to the leasing portfolio, which was triggered under Statement of Financial Accounting Standards No. 13 "Accounting for Leases" ("SFAS 13") by the combination of a reduction in state and local taxes and a restructuring of the lease portfolio completed in the first quarter. The SFAS 13 adjustment impacts the timing of lease income reported by the Company, and resulted in a reduction in net interest income of $145 million, offset by tax benefits of $113 million.

   (b) A $27 million after-tax gain on the sale of a portion of the Company's interest in Wing Hang Bank Limited ("Wing Hang"), a Hong Kong based bank, which was recorded in other income, and $19 million ($12 million after-tax) of higher than anticipated securities gains in the first quarter resulting from realized gains on sponsor fund investments in Kinkos, Inc., Bristol West Holdings, Inc., Willis Group Holdings, Ltd., and True Temper Sports, Inc.

   (c) The Company also took several actions associated with its long-term cost reduction initiatives. These actions included an after-tax severance charge of $6 million related to staff reductions tied to job relocations and a $5 million after-tax charge for terminating high cost leases associated with the staff redeployments.


FORWARD LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward looking statements including, among other things, projections with respect to revenue and earnings and the Company's plans and objectives and as such are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward looking statements. These include lower than expected performance or higher than expected costs in connection with acquisitions and integration of acquired businesses, the level of capital market activity, changes in customer credit quality, the effects of capital reallocation, portfolio performance, changes in regulatory expectations and standards, ultimate differences from management projections or market forecasts, the actions that management could take in response to these changes and other factors described under the heading "Forward Looking Statements and Factors That Could Affect Future Results" in the Company's 2003 Form 10-K and Third Quarter 2004 Form 10-Q which have been filed with the SEC and are available at the SEC's website (www.sec.gov).

Forward looking statements speak only as of the date they are made. The Company will not update forward looking statements to reflect factual assumptions, circumstances or events which have changed after a forward looking statement was made.

(Financial highlights and detailed financial statements are attached.)

                              THE BANK OF NEW YORK COMPANY, INC.
                                     Financial Highlights
                        (Dollars in millions, except per share amounts)
                                         (Unaudited)
                                            December 31,  September 30,   December 31,
                                                   2004           2004           2003
                                           ------------   ------------   ------------
  Quarter
  -------
  Revenue (tax equivalent basis)           $      1,977   $      1,747   $      1,694
  Net Income                                        351            354            307
  Basic EPS                                        0.45           0.46           0.40
  Diluted EPS                                      0.45           0.46           0.40
  Cash Dividends Per Share                         0.20           0.20           0.19
  Return on Average Common
    Shareholders' Equity                          15.34%         15.90%         14.81%
  Return on Average Assets                         1.40           1.45           1.26
  Efficiency Ratio                                 64.4           65.2           66.9

  Year-to-date
  ------------
  Revenue (tax equivalent basis)           $      7,174   $      5,197   $      6,371
  Net Income                                      1,440          1,089          1,157
  Basic EPS                                        1.87           1.41           1.54
  Diluted EPS                                      1.85           1.40           1.52
  Cash Dividends Per Share                         0.79           0.59           0.76
  Return on Average Common
    Shareholders' Equity                          16.37%         16.73%         15.12%
  Return on Average Assets                         1.45           1.47           1.27
  Efficiency Ratio                                 65.5           66.0           65.8

  Assets                                   $     94,534   $     93,175   $     92,397
  Loans                                          35,781         37,119         35,283
  Securities                                     23,808         23,147         22,807
  Deposits - Domestic                            35,558         34,786         33,730
           - Foreign                             23,163         23,654         22,676
  Long-Term Debt                                  5,821          6,137          6,121
  Common Shareholders' Equity                     9,293          9,054          8,428

  Common Shareholders'
   Equity Per Share                        $      11.94   $      11.66   $      10.85
  Market Value Per Share
   of Common Stock                                33.42          29.17          33.12

  Allowance for Loan Losses as
   a Percent of Total Loans                        1.65%          1.61%          1.89%
  Allowance for Loan Losses as
   a Percent of Non-Margin Loans                   1.99           1.92           2.26
  Allowance for Credit Losses
   as a Percent of Total Loans                     2.06           2.04           2.28
  Allowance for Credit Losses as
   a Percent of Non-Margin Loans                   2.48           2.42           2.72

  Tier 1 Capital Ratio                             8.28           8.09           7.44
  Total Capital Ratio                             12.25          12.09          11.49
  Leverage Ratio                                   6.41           6.38           5.82
  Tangible Common Equity Ratio                     5.57           5.49           4.91

  Employees                                      23,363         23,034         22,901

  Assets Under Custody (In trillions)
  Total Assets Under Custody               $        9.7   $        8.9   $        8.3
   Equity Securities                                 35 %           33%            34%
   Fixed Income Securities                           65             67             66
  Cross-Border Assets Under Custody        $        2.7   $        2.5   $        2.3

  Assets Under Administration
    (In billions)                          $         33   $         31   $         32

  Assets Under Management (In billions)
  Total Assets Under Management                     102             97             89
   Equity Securities                                 36%            35%            34%
   Fixed Income Securities                           21             21             22
   Alternative Investments                           15             15             10
   Liquid Assets                                     28             29             34

                                   THE BANK OF NEW YORK COMPANY, INC.
                                   Consolidated Statements of Income
                            (Dollars in millions, except per share amounts)
                                              (Unaudited)
                                                      For the three months          For the year
                                                         ended December 31,    ended December 31,
                                                      --------------------   -------------------
                                                        2004        2003       2004       2003
                                                      ---------   --------   --------   --------
Interest Income
---------------
Loans                                                 $     401   $    283   $  1,080   $  1,187
Margin loans                                                 48         32        156         86
Securities
  Taxable                                                   197        174        741        651
  Exempt from Federal Income Taxes                           11         11         40         48
                                                      ---------   --------   --------   --------
                                                            208        185        781        699
Deposits in Banks                                            81         41        305        150
Federal Funds Sold and Securities Purchased
  Under Resale Agreements                                    27         17         80         79
Trading Assets                                               17         26         51        129
                                                      ---------   --------   --------   --------
    Total Interest Income                                   782        584      2,453      2,330
                                                      ---------   --------   --------   --------
Interest Expense
----------------
Deposits                                                    164        110        548        507
Federal Funds Purchased and Securities Sold
  Under Repurchase Agreements                                 6          3         15         13
Other Borrowed Funds                                         25          8         52         21
Customer Payables                                            19         11         57         30
Long-Term Debt                                               41         34        136        150
                                                      ---------   --------   --------   --------
    Total Interest Expense                                  255        166        808        721
                                                      ---------   --------   --------   --------
Net Interest Income                                         527        418      1,645      1,609
-------------------
Provision for Credit Losses                                  (7)        35         15        155
                                                      ---------   --------   --------   --------
Net Interest Income After Provision for Credit Losses       534        383      1,630      1,454
                                                      ---------   --------   --------   --------
Noninterest Income
------------------
Servicing Fees
 Securities                                                 742        684      2,858      2,412
 Global Payment Services                                     71         76        317        314
                                                      ---------   --------   --------   --------
                                                            813        760      3,175      2,726
Private Client Services and Asset Management Fees           115        103        448        384
Service Charges and Fees                                     98         97        385        375
Foreign Exchange and Other Trading Activities                90         81        364        327
Securities Gains                                             18          9         78         35
Other                                                        52         52        241        159
                                                      ---------   --------   --------   --------
    Total Noninterest Income                              1,186      1,102      4,691      4,006
                                                      ---------   --------   --------   --------
Noninterest Expense
-------------------
Salaries and Employee Benefits                              617        548      2,324      2,002
Net Occupancy                                                75         70        305        261
Furniture and Equipment                                      51         49        204        185
Clearing                                                     45         44        176        154
Sub-custodian Expenses                                       22         21         87         74
Software                                                     43         46        193        170
Communications                                               23         24         93         92
Amortization of Intangibles                                   9          7         34         25
Merger and Integration Costs                                  -         48          -         96
Other                                                       212        159        706        639
                                                      ---------   --------   --------   --------
    Total Noninterest Expense                             1,097      1,016      4,122      3,698
                                                      ---------   --------   --------   --------
Income Before Income Taxes                                  623        469      2,199      1,762
Income Taxes                                                272        162        759        605
                                                      ---------   --------   --------   --------
Net Income                                            $     351   $    307   $  1,440   $  1,157
----------                                            =========   ========   ========   ========
Per Common Share Data:
----------------------
   Basic Earnings                                     $    0.45   $   0.40   $   1.87   $   1.54
   Diluted Earnings                                        0.45       0.40       1.85       1.52
   Cash Dividends Paid                                     0.20       0.19       0.79       0.76
Diluted Shares Outstanding                                  780        776        778        759

                                   THE BANK OF NEW YORK COMPANY, INC.
                                      Consolidated Balance Sheets
                            (Dollars in millions, except per share amounts)
                                             (Unaudited)
                                                       December 31, 2004       December 31, 2003
                                                      ------------------       -----------------
Assets
------
Cash and Due from Banks                               $            3,886       $           3,843
Interest-Bearing Deposits in Banks                                 8,192                   8,286
Securities
  Held-to-Maturity                                                 1,886                     261
  Available-for-Sale                                              21,922                  22,546
                                                      ------------------       -----------------
    Total Securities                                              23,808                  22,807
Trading Assets at Fair Value                                       4,627                   5,406
Federal Funds Sold and Securities Purchased
  Under Resale Agreements                                          5,708                   4,829
Loans (less allowance for loan losses of $591 in 2004
  and $668 in 2003)                                               35,190                  34,615
Premises and Equipment                                             1,097                   1,079
Due from Customers on Acceptances                                    137                     170
Accrued Interest Receivable                                          285                     214
Goodwill                                                           3,477                   3,276
Intangible Assets                                                    793                     816
Other Assets                                                       7,334                   7,056
                                                      ------------------       -----------------
     Total Assets                                     $           94,534       $          92,397
                                                      ==================       =================
Liabilities and Shareholders' Equity
------------------------------------
Deposits
 Noninterest-Bearing (principally domestic offices)   $           17,442       $          14,789
 Interest-Bearing
   Domestic Offices                                               18,692                  19,282
   Foreign Offices                                                22,587                  22,335
                                                      ------------------       -----------------
     Total Deposits                                               58,721                  56,406
Federal Funds Purchased and Securities
  Sold Under Repurchase Agreements                                 1,205                   1,039
Trading Liabilities                                                2,873                   2,519
Payables to Customers and Broker-Dealers                           8,664                  10,192
Other Borrowed Funds                                                 833                     834
Acceptances Outstanding                                              139                     172
Accrued Taxes and Other Expenses                                   4,454                   4,256
Accrued Interest Payable                                             113                      82
Other Liabilities (including allowance for
  lending-related commitments of
  $145 in 2004 and $136 in 2003)                                   2,418                   2,348
Long-Term Debt                                                     5,821                   6,121
                                                      ------------------       -----------------
     Total Liabilities                                            85,241                  83,969
                                                      ------------------       -----------------
Shareholders' Equity
 Class A Preferred Stock - par value $2.00 per share,
  authorized 5,000,000 shares, outstanding 3,000 shares
  in 2004 and 3,000 shares in 2003                                     -                       -
 Common Stock-par value $7.50 per share,
  authorized 2,400,000,000 shares, issued
  1,044,841,603 shares in 2004 and
  1,039,968,482 shares in 2003                                     7,836                   7,800
 Additional Capital                                                1,790                   1,647
 Retained Earnings                                                 6,162                   5,330
 Accumulated Other Comprehensive Income                               (3)                     72
                                                      ------------------       -----------------
                                                                  15,785                  14,849
 Less: Treasury Stock (266,720,629 shares in 2004
        and 264,649,827 shares in 2003), at cost                   6,492                   6,420
       Loan to ESOP (126,960 shares in 2003), at cost                  -                       1
                                                      ------------------       -----------------
     Total Shareholders' Equity                                    9,293                   8,428
                                                      ------------------       -----------------
     Total Liabilities and Shareholders' Equity       $           94,534       $          92,397
                                                      ==================       =================
------------------------------------------------------------------------------------------------
Note: The balance sheet at December 31, 2003 has been derived from the audited financial statements at that date.

                              THE BANK OF NEW YORK COMPANY, INC.
                     Average Balances and Rates on a Taxable Equivalent Basis
                                         (Preliminary)
                                     (Dollars in millions)
                                 For the three months ended  For the three months ended
                                          December 31, 2004           December 31, 2003
                                 --------------------------  --------------------------
                                 Average            Average  Average            Average
                                 Balance  Interest     Rate  Balance  Interest     Rate
                                 -------  --------  -------  -------  --------  -------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)             $10,825  $     81    2.99%  $ 7,605  $     41    2.12%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements 5,364        27    2.03     7,124        17    0.97
Margin Loans                       6,378        48    2.98     5,758        32    2.18
Loans
 Domestic Offices                 22,766       316    5.52    21,449       212    3.93
 Foreign Offices                  10,234        86    3.33    10,096        71    2.77
                                 -------  --------           -------  --------
   Non-Margin Loans               33,000       402    4.84    31,545       283    3.56
                                 -------  --------           -------  --------
Securities
 U.S. Government Obligations         291         2    3.08       444         3    2.31
 U.S. Government Agency
  Obligations                      3,550        31    3.47     4,319        36    3.30
 Obligations of States and
  Political Subdivisions             209         4    8.01       274         4    6.29
 Other Securities                 19,308       178    3.69    17,220       150    3.48
 Trading Securities                1,962        18    3.56     4,019        26    2.59
                                 -------  --------           -------  --------
   Total Securities               25,320       233    3.68    26,276       219    3.32
                                 -------  --------           -------  --------
Total Interest-Earning Assets     80,887       791    3.89%   78,308       592    2.99%
                                 -------  --------           -------  --------
Allowance for Credit Losses         (595)                       (821)
Cash and Due from Banks            3,759                       2,861
Other Assets                      15,916                      16,117
                                 -------                     -------
   TOTAL ASSETS                  $99,967                     $96,465
                                 =======                     =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts      $ 6,648  $     17    1.04%  $ 7,049  $     12    0.68%
 Savings                           9,095        18    0.80     9,142        16    0.71
 Certificates of Deposit
  $100,000 & Over                  3,285        17    2.02     3,518        12    1.32
 Other Time Deposits                 919         4    1.62     1,224         4    1.35
 Foreign Offices                  25,410       108    1.70    24,302        66    1.07
                                 -------  --------            -------  --------
  Total Interest-Bearing
   Deposits                       45,357       164    1.44    45,235       110    0.96
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                        1,407         6    1.58     1,756         3    0.72
Other Borrowed Funds               3,588        25    2.82     2,084         8    1.43
Payables to Customers and
 Broker-Dealers                    5,886        19    1.26     6,274        11    0.70
Long-Term Debt                     6,082        41    2.63     6,179        34    2.19
                                 -------  --------           -------  --------
  Total Interest-Bearing
   Liabilities                    62,320       255    1.63%   61,528       166    1.07%
                                 -------  --------           -------  --------
Noninterest-Bearing Deposits      15,659                      13,646
Other Liabilities                 12,892                      13,079
Common Shareholders' Equity        9,096                       8,212
                                 -------                     -------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY          $99,967                     $96,465
                                 =======                     =======
Net Interest Earnings
 and Interest Rate Spread                 $    536    2.26%           $    426    1.92%
                                          ========  =======           ========  =======
Net Yield on Interest-Earning Assets                  2.64%                       2.16%
                                                    =======                     =======

                              THE BANK OF NEW YORK COMPANY, INC.
                  Average Balances and Rates on a Taxable Equivalent Basis
                                       (Preliminary)
                                   (Dollars in millions)
                                          For the year ended         For the year ended
                                           December 31, 2004          December 31, 2003
                                   -------------------------  -------------------------
                                   Average           Average  Average           Average
                                   Balance  Interest    Rate  Balance  Interest    Rate
                                   -------  -------- -------  -------  -------- -------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)               $11,675  $    305   2.62%  $ 6,690  $    150   2.24%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements   6,562        80   1.22     7,326        79   1.07
Margin Loans                         6,342       156   2.46     3,795        86   2.27
Loans
 Domestic Offices                   21,853       799   3.65    20,458       855   4.18
 Foreign Offices                     9,583       283   2.95    11,370       332   2.93
                                   -------  --------          -------  --------
   Non-Margin Loans                 31,436     1,082   3.44    31,828     1,187   3.73
                                   -------  --------          -------  --------
Securities
 U.S. Government Obligations           415        11   2.58       323        10   3.12
 U.S. Government Agency
  Obligations                        3,853       128   3.33     3,516       129   3.66
 Obligations of States and
  Political Subdivisions               229        17   7.41       329        23   6.94
 Other Securities                   18,455       652   3.53    15,682       571   3.64
 Trading Securities                  2,094        52   2.50     4,605       130   2.81
                                   -------  --------          -------  --------
   Total Securities                 25,046       860   3.43    24,455       863   3.53
                                   -------  --------          -------  --------
Total Interest-Earning Assets       81,061     2,483   3.06%   74,094     2,365   3.19%
                                   -------  --------          -------  --------
Allowance for Credit Losses           (623)                      (825)
Cash and Due from Banks              3,151                      2,834
Other Assets                        15,751                     15,211
                                   -------                    -------
   TOTAL ASSETS                    $99,340                    $91,314
                                   =======                    =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts        $ 6,648  $     54   0.81%  $ 7,381  $     60   0.82%
 Savings                             9,224        65   0.71     9,014        71   0.78
 Certificates of Deposit
  $100,000 & Over                    3,706        55   1.49     4,179        65   1.56
 Other Time Deposits                   955        15   1.57     1,257        20   1.55
 Foreign Offices                    25,757       359   1.39    24,114       291   1.21
                                   -------  --------          -------  --------
  Total Interest-Bearing Deposits   46,290       548   1.18    45,945       507   1.10
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                          1,551        15   0.99     1,542        13   0.85
Other Borrowed Funds                 2,699        52   1.94     1,654        21   1.26
Payables to Customers and
 Broker-Dealers                      6,361        57   0.89     3,945        30   0.75
Long-Term Debt                       6,128       136   2.19     6,103       150   2.45
                                   -------  --------          -------  --------
   Total Interest-Bearing
    Liabilities                     63,029       808   1.28%   59,189       721   1.22%
                                   -------  --------          -------  --------
Noninterest-Bearing Deposits        14,766                     12,670
Other Liabilities                   12,748                     11,801
Common Shareholders' Equity          8,797                      7,654
                                   -------                    -------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY            $99,340                    $91,314
                                   =======                    =======
Net Interest Earnings
 and Interest Rate Spread                   $  1,675   1.78%            $ 1,644   1.97%
                                            ======== =======            =======  ======
Net Yield on Interest-Earning Assets                   2.07%                      2.22%
                                                     =======                     ======